Exhibit 10.18

FIRST AMENDMENT TO THE

AVON PRODUCTS, INC. DEFERRED COMPENSATION PLAN

     THIS FIRST AMENDMENT is made to the Avon Products, Inc. Deferred Compensation Plan by AVON PRODUCTS, INC., a corporation duly organized and existing under the laws of the State of New York (the "Company").

INTRODUCTION

     The Company maintains the Avon Products, Inc. Deferred Compensation Plan (the "Plan") which was last amended and restated as of January 1, 2003. The Company now desires to amend the Plan to provide that no matching contributions will be credited to a participant’s account with respect to participant before-tax contributions for the period beginning February 25, 2005 and ending December 31, 2005. Such amendment will be effective as of February 25, 2005.

AMENDMENT

     NOW, THEREFORE, the Company does hereby amend the Plan as follows:

Effective as of February 25, 2005, a new second sentence is added to the second paragraph of Section 3.4 as follows

Notwithstanding any other provision of the Plan to the contrary, no matching contributions will be credited to a Participant's account with respect to any Before-Tax Participant Contributions made for the period beginning February 25, 2005 and ending December 31, 2005.

     Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this First Amendment.

     IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed on the date set forth below.

AVON PRODUCTS, INC.

Date:	January 26, 2005	By:	/s/ Avon Products, Inc.

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